PRELIMINARY COPY—SUBJECT TO COMPLETION
APRIL 18, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED APRIL 18, 2007

INTERNATIONAL ELECTRONICS, INC.
427 Turnpike Street
Canton, Massachusetts  02021

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY    , 2007

A Special Meeting in Lieu of Annual Meeting of Shareholders (the “Special Meeting”) of International Electronics, Inc., a Massachusetts corporation (“IEI”), will be held at [                               ], on [                    ], May     , 2007 at 10:00 a.m.

The sole purposes of the Special Meeting will be:

1.                To determine whether, if Rokonet Industries, U.S.A., Inc. purchases shares of IEI common stock pursuant to its currently outstanding tender offer for at least 66 2/3% of such shares at a per share price of $3.50 (as such offer, including such minimum amount and such price, may be amended from time to time), the shares so acquired, as well as any shares thereafter beneficially acquired in such “control share acquisition” and the 500 shares of common stock previously acquired by Rokonet, shall be entitled to the same voting rights as all other shares of IEI common stock.

2.                To elect a Class I Director to serve for three years until his successor is chosen and qualified.

Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 22, 2007, the record date fixed by the board of directors for such purpose.

By order of the Board of Directors,
Peter Myerson, Secretary

Canton, Massachusetts
April      , 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE IEI PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED WHITE PROXY CARD IS MAILED IN THE UNITED STATES.

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED APRIL 18, 2007

INTERNATIONAL ELECTRONICS, INC.
427 Turnpike Street
Canton, Massachusetts  02021

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY     , 2007

The accompanying proxy is solicited by the board of directors of International Electronics, Inc., a Massachusetts corporation (“IEI”), for use at a Special Meeting in Lieu of Annual Meeting of Shareholders to be held May    , 2007 (the “Special Meeting”).

This Special Meeting is being called in connection with the tender offer by RISCO Ltd., through its Rokonet Industries, U.S.A., Inc. subsidiary (“RISCO”), to acquire all of IEI’s issued and outstanding capital stock at a price of $3.50 per share (the “tender offer”), commenced on March 6, 2007. On that date, RISCO sent an initial demand to IEI, pursuant to Chapter 110D of the Massachusetts General Laws (the “Massachusetts Control Share Acquisition Statute”), a copy of which statute is attached to this proxy statement as Annex A, for a special meeting of shareholders to decide whether to authorize voting rights for the shares that RISCO acquires in the tender offer and the 500 shares of common stock now held by RISCO. In response to RISCO’s demand and its accompanying “control share acquisition statement”, IEI filed a preliminary proxy statement on March 21, 2007 proposing the question to be put to IEI’s shareholders. RISCO did not agree with the formulation of the question put forward by IEI because it would not have applied if RISCO changed the terms of its tender offer from what it had said in its control share acquisition statement, and instead sought a formulation that would permit RISCO to change the terms of the tender offer both before and after IEI’s shareholders had decided on the voting rights for the shares acquired by RISCO. At a court hearing on April 5 and 6, 2007, RISCO presented to the court a new shareholder question and new control share acquisition statement both of which specifically stated that RISCO may change the terms of its tender offer. By court order on April 9, 2007, IEI was required to formulate the question as set forth in this proxy statement and to provide shareholders with RISCO’s new control share acquisition statement, a copy of which is attached as Annex B, that explicitly says RISCO may change the terms of its tender offer. As required by the Massachusetts Control Share Acquisition Statute, IEI has called a Special Meeting of Shareholders for May    , 2007. In addition, at the Special Meeting, the shareholders will elect a Class I director to serve for three years until his successor is chosen and qualified.

PROXY SOLICITATION

This Proxy Statement and form of proxy will be mailed to shareholders on or about April 20, 2007. All proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the enclosed WHITE proxy card (or any signed and dated copy thereof) will be voted AGAINST the authorization of voting rights for the shares that RISCO acquires in the tender offer, any shares thereafter beneficially acquired in such “control share acquisition” and the 500 shares of common stock now held by RISCO, and FOR the election of the Class I director. Any proxy may be revoked by a shareholder at any time before its exercise by either:

•       delivering written revocation or a later dated proxy to the Secretary of IEI; or

•       attending the Special Meeting and voting in person.

The purpose of the Special Meeting is solely to vote on the matters outlined above. Only shareholders of record at the close of business on March 22, 2007, the record date fixed by the board of directors, will be entitled to vote at the Special Meeting and any adjournment thereof.

INFORMATION AS TO VOTING SECURITIES

As of March 22, 2007, there were an aggregate of 1,757,098 shares of common stock, par value $0.01 per share, of IEI outstanding and entitled to vote. Each share is entitled to one vote. However, as detailed below in “Quorum and Required Vote”, interested shares are not entitled to vote on whether to authorize voting rights for the shares that RISCO acquires in the tender offer, any shares thereafter beneficially acquired in such “control share acquisition” and the 500 shares of common stock now held by RISCO.

QUORUM AND REQUIRED VOTE

The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock, excluding “interested shares”, as defined in the Massachusetts Control Share Acquisition Statute, is necessary to constitute a quorum to decide whether to grant voting rights to RISCO. Applied to IEI, the Massachusetts Control Share Acquisition Statute defines interested shares as those beneficially owned by:

•       RISCO or any associate of RISCO;

•       any officer of IEI; or

•       any employee of IEI who is also a director of IEI.

To ensure that interested shares are neither counted in determining quorum on the matter regarding the authorization of voting rights nor voted on this matter, the accompanying WHITE proxy card asks shareholders to indicate whether they are the beneficial owner of “interested shares”. Shareholders who indicate that they are the beneficial owner of “interested shares” will not have their shares voted on the matter; otherwise, shareholders will be eligible to have their shares voted on the matter. If you have any questions about whether your shares are “interested shares”, please contact                      . The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock is necessary to constitute a quorum for the election of the Class I Director. Both abstentions and broker “non-votes” (that is, shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) at the meeting are counted as present for the purposes of determining the existence of a quorum for the matters to be acted upon at the Special Meeting. However, for purposes of determining the number of shares voting on a particular matter, abstentions and broker “non-votes” are not counted as votes cast or shares voting.

A determination to authorize voting rights for the shares acquired or to be acquired by RISCO pursuant to the tender offer, any shares thereafter beneficially acquired in such “control share acquisition” and the 500 shares of common stock now held by RISCO requires the affirmative vote of at least a majority of all shares entitled to vote generally in an election of directors, excluding interested shares. The election of a nominee for director will be decided by plurality vote. To be eligible to be counted at the Special Meeting, the accompanying WHITE proxy card must be returned no later than 11:59 p.m. Eastern Time the day before the Special Meeting, in accordance with the instructions provided to you.

GENERAL INFORMATION

Your vote is very important to IEI. Whether or not you plan to attend the Special Meeting, you are urged to complete, sign and date the enclosed WHITE proxy card and return it in the envelope provided. No postage is required if your WHITE proxy card is mailed in the United States. Where you have specified a choice on the accompanying WHITE proxy card with respect to the matter, your shares will be voted in accordance with your specifications. If you sign the WHITE proxy card but do not make specific choices, your shares will be voted AGAINST the authorization of voting rights for the shares that RISCO acquires in the tender offer, any shares thereafter beneficially acquired in such “control share acquisition” and the 500 shares of common stock now held by RISCO, and FOR the election of the Class I director. If any other matter should be presented at the Special Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. The persons named as proxies, John Waldstein and Sari Reich, were selected by the board of directors. At present, the board of directors knows of no other matters to be presented at the Special Meeting.

If you happen to receive more than one WHITE proxy card from IEI, this means that you have more than one account at the transfer agent and/or with a broker. Please sign and return all WHITE proxy cards to be sure that all of your shares are voted.

If you plan to attend the Special Meeting and vote in person, IEI will give you a ballot or a new WHITE proxy card when you arrive, provided you are able to demonstrate that you were the “registered holder” of the shares on March 22, 2007.

ITEM ONE:

WHETHER TO AUTHORIZE VOTING RIGHTS FOR COMMON STOCK
ACQUIRED OR TO BE ACQUIRED BY RISCO

Why are shareholders being asked to vote on this?

RISCO is making a tender offer for IEI. If RISCO is successful in buying even 20% of our stock, its purchase would be a “Control Share Acquisition.” Under Massachusetts law, as a protection for shareholders, RISCO would not be entitled to vote those shares unless the shareholders approve its control share acquisition. RISCO has demanded that shareholders vote on whether, if RISCO buys enough shares in its tender offer (and in the market afterwards) to be a control share acquisition, it should be granted voting rights. Shareholders are voting on whether they should give up their protections against an inadequate offer by RISCO now, before they know how many shares RISCO will purchase or the price RISCO will pay.

If a majority of shareholders reject the RISCO tender offer, would it hurt to give RISCO voting rights?

YES. Even if RISCO is able to buy only 20% of the stock in the tender offer, it could use that stock, along with other shares it purchases in the market, to effectively block any transactions with others, even one in which shareholders would receive significantly more than RISCO is willing to pay for the IEI shares. IEI has had preliminary discussions with several parties, concerning transactions at values substantially higher than $3.50 per share, and that would be attractive for other reasons as well. While there is no assurance that any of these discussions will lead to a transaction, giving RISCO voting rights may well doom them.

Is RISCO committed to purchase all tendered shares at the $3.50 offer price?

NO. RISCO has reserved the right to increase or decrease its price, or to decrease the number of shares it purchases. And it can do so before or after your vote.

Why didn’t IEI make the question of RISCO’s voting rights conditional on RISCO not decreasing the offer price or number of shares?

IEI asked, but RISCO refused to agree that it would not decrease the purchase price or number of shares after the question was presented to shareholders. RISCO maintains that it can do this, although the effect is to ask shareholders to grant RISCO voting rights regardless of the terms of its tender offer. IEI’s board of directors does not think it is fair or appropriate that RISCO can change the price that it will pay or the number of shares that it will purchase after the shareholders have voted. While IEI may attempt to dispute the validity of the shareholder vote in that circumstance as not complying with the requirements of the Massachusetts Control Share Acquisition Statute, no assurance can be given that IEI would prevail.

It makes no sense to IEI’s board of directors that shareholders would vote to give RISCO voting rights before RISCO discloses to shareholders what RISCO’s final tender price will actually be.

This vote puts a very important question before the shareholders, and your board of directors believes that shareholders should not be asked to waive the statutory protections of the Control Share Acquisition Statute without RISCO providing full, and what IEI’s board of directors believes to be fair, disclosure about the transaction.

Does federal law really require that shareholders vote without knowing the final terms of RISCO’s tender offer?

NO. It is RISCO that is requiring this. There is nothing in the law that would have prevented RISCO from agreeing that its voting rights would be contingent on RISCO purchasing at least 66 2/3% of the shares at a price of at least $3.50 per share. These are the current terms of its tender offer. RISCO refused to do so, insisting on RISCO’s right to lower the price and minimum number of shares it will acquire in the tender offer.

Federal law gives RISCO the right to change the terms of its offer. Federal law also gives shareholders the right to VOTE AGAINST voting rights for RISCO. The board of directors recommends that you do so.

Isn’t there some way to give RISCO an up or down vote once shareholders know the facts: (a) the price RISCO actually pays and (b) how many shares RISCO actually buys?

This could be done, but only if RISCO agrees. RISCO’s first choice is to force shareholders to vote without knowing the facts. If shareholders refuse to give RISCO a blank check, RISCO can come back to ask for another vote when RISCO is willing to tell shareholders (a) how many shares it has bought and (b) how much it paid. Then shareholders could vote based on facts, not supposition. In addition, if RISCO were to actually make an offer that your board of directors considered to be fair and in the best interests of shareholders, the board of directors could opt out of the Massachusetts Control Share Acquisition Statute and the shareholder protections it offers.

What if a shareholder thinks RISCO’s $3.50 tender offer is attractive?

First, read the next answer explaining why your board of directors has concluded that RISCO’s offer is inadequate. However, regardless of whether a shareholder might find $3.50 attractive, this is not a vote on $3.50. It’s a vote on RISCO, because RISCO has insisted on reserving the right to change the $3.50 to any number it may choose.

Why does IEI’s board of directors recommend AGAINST voting rights for RISCO?

The approval of voting rights for RISCO would facilitate RISCO’s tender offer. After careful consideration, your board of directors has determined that RISCO’s tender offer is inadequate. Among the central reasons are:

Inadequate Price—RISCO’s $3.50 per share price is inadequate. It does not give IEI credit for the long-term value inherent in IEI, and in particular the growing value of its security business and its PowerKey Wireless Industrial Fleet Management Line. This price does not compensate IEI’s shareholders for transferring control of IEI to RISCO. RISCO has timed its offer to take advantage of depressed fiscal 2006 results stemming from significant investments in new products and their introduction to market, which management and the board of directors believe have not been fully reflected in IEI’s results of operations or share price, even with the improved financial performance of IEI beginning in the fourth quarter of fiscal 2006. To make matters worse, RISCO has insisted on the right to lower its price.

Improvements in IEI’s Business—IEI’s board of directors has evaluated IEI’s business, financial condition, current business strategy and future prospects, and believes that this tender offer does not fully reflect the tangible improvements in IEI’s operations or stock price. IEI has turned profitable in its three most recent fiscal quarters. Net sales for the three months ended November 30, 2006 were $4,301,353 versus sales of $3,368,960 in the same quarter of the prior year, an increase of 28%. Similarly, net sales for the three months ended February 28, 2007 increased to $4,191,146, a 19% increase over the same quarter of the prior year. The RISCO tender offer would value IEI at only $7,241,955, although net sales for the 12 months ended February 28, 2007 were $15,734,520.

Strategic Vision—IEI’s board of directors believes RISCO’s tender offer does not reflect the value of IEI’s strategic vision. Two years ago, management chose a strategy to build on and enhance its position and value in the security industry market. The results of that strategy are becoming evident. Over the past two years, IEI has successfully trained over 200 installing dealers on its new eMerge Security Platform. One of the industry’s top national companies began introducing IEI’s eMerge product at over 100 locations in May of 2006. Net sales of IEI’s eMerge product for the first six months of the fiscal year ending August 31, 2007 grew over 269% from the prior fiscal year’s first six months; and net sales of all of IEI’s security products for the same period grew 25% over the same period in the prior year. In addition, net sales of IEI’s PowerKey Wireless Industrial Fleet Management Products were approximately $688,000 for the first six months of the fiscal year ending August 31, 2007 versus approximately $634,000 in the same period of fiscal 2006, a growth of 9%. IEI’s PowerKey products are now deployed in leading industrial companies such as Owens-Corning, Caterpillar, Ingersoll-Rand, Whirlpool, Raytheon and Visteon. The board of directors believes that the tender offer does not fully value this opportunity.

RISCO has accused the IEI board of directors of not allowing shareholders to vote on RISCO’s offer, and entrenchment. Is this true?

NO.   Your board of directors wanted this to be a vote on what RISCO had said its offer was: an offer for at least 66-2/3% of the shares at a price of $3.50 per share. RISCO refused. RISCO insists that shareholders approve the tender offer without knowing what the terms will be if RISCO decides to change them. That isn’t a vote on RISCO’s offer, since shareholders don’t know what the final offer will be. The consequences to IEI and the shareholders of obtaining less than or more than 66-2/3% of the shares are significant.

As for “entrenchment,” the IEI board of directors has confidence in IEI’s strategic plan, and believes that the value of IEI will increase as the plan is realized. This is already beginning to happen, as evidenced by substantial increases in IEI’s revenues and net income. The IEI board of directors opposes any sale at a price that does not reflect full value.

Your board of directors believes that selling IEI to RISCO for $3.50 per share would be an outstanding opportunity for RISCO, and an unfortunate result for IEI, its shareholders and employees. Saying “No” to RISCO is not entrenchment – it’s protecting the interests of IEI shareholders.

How can shareholders get price protection with appraisal rights?

If voting rights are approved for RISCO and it purchases more than 50% of the shares outstanding, shareholders who properly exercise appraisal rights will have the right to receive the fair value of their shares, but not less than the highest amount paid by RISCO, plus interest. That is, shareholders who exercise appraisal rights will receive at least as much as shareholders who tender.

What does a shareholder need to do to exercise appraisal rights?

There are several steps, which are described below under “Appraisal Rights”. However, to preserve appraisal rights, there are two things a shareholder must do at this time: (1) send IEI a written notice before the meeting of the shareholder’s intention to demand appraisal at the following address: Peter Myerson, Secretary, International Electronics, Inc., 427 Turnpike Street, Canton, Massachusetts  02021, and (2) vote AGAINST, or ABSTAIN on granting RISCO voting rights. For this reason, any shareholder who wants to preserve his appraisal rights should vote AGAINST granting RISCO voting rights. A form of “Notice to Preserve Appraisal Rights” that you may use is included as the last page of this proxy statement.

Does a “Notice to Preserve Appraisal Rights” commit a shareholder to demand appraisal?

NO.   A shareholder who submits a “Notice to Preserve Appraisal Rights” is not committed to demand appraisal. The shareholder can later tender his shares to RISCO, to another bidder, or can sell them in the market. However, a shareholder who does not give the “Notice to Preserve Appraisal Rights”, or who votes to grant RISCO voting rights, will not have the option to seek appraisal later. Your board of directors recommends that shareholders give the “Notice to Preserve Appraisal Rights” to preserve their rights.

What is the history of RISCO’s offer price?

RISCO first approached IEI with an offer of $2.50 per share. RISCO told IEI “We believe this price maximizes the value of IEI.”

This was not true, because when the IEI board of directors did not express interest in this low price, RISCO unilaterally raised the price to $2.70. RISCO said its $2.70 offer “…represents an outstanding opportunity to the Company, its Board of Directors, stockholders and employees at a critical juncture.”

Your board of directors did not believe that RISCO’s $2.70 was an outstanding opportunity for anyone but RISCO, and did not respond favorably.

It now appears that the $2.70 was not an “outstanding opportunity,” because RISCO has again unilaterally raised its offer to $3.50. RISCO now says: “Our proposal represents an outstanding opportunity to the Company, its Board of Directors, stockholders and employees at a critical juncture.” This is the very same thing RISCO said about its $2.70 offer. Should you believe RISCO now? Your board of directors does not.

For the reasons described above, the board of directors recommends a vote AGAINST any grant of voting rights to RISCO.

Appraisal Rights

If voting rights for RISCO are approved and RISCO acquires majority voting rights, each shareholder of record of IEI, other than RISCO, who did not vote in favor of the item may demand payment for the shares owned in accordance with the appraisal rights procedure set out under Chapter 156D of the Massachusetts General Laws (the “Massachusetts Business Corporation Act”) by doing the following:

•       Written Demand for Appraisal. Before the taking of the vote at the Special Meeting, an IEI shareholder intending to exercise his appraisal rights must file a written notice with IEI stating that the shareholder intends to demand appraisal of his, her or its shares if voting rights are approved for RISCO and it acquires majority voting control of IEI. The written notice should be sent to the attention of IEI as follows: Peter Myerson, Secretary, International Electronics, Inc., 427 Turnpike Street, Canton, Massachusetts 02021. A form of notice that you may use—entitled “Notice to Preserve Appraisal Rights”—is included as the last page of this proxy statement.

•       Refrain from Voting for the Item. IEI shareholders wishing to exercise appraisal rights must not vote for the item. However, voting against, abstaining from voting or failing to vote with respect to the item will not constitute a demand for appraisal for purposes of the Massachusetts Business Corporation Act.

•       Written Notice. If the voting rights are authorized and RISCO makes the control share acquisition, IEI will give written notice to each shareholder who has fully complied with the procedures for demanding appraisal. The written notice will supply a form that specifies the date of first announcement to shareholders of the principal terms of the proposed action and that requires the shareholder to certify that it held the shares as of that date and that the shareholder did not vote the shares in favor of the item. Shareholders who receive this notice that wish to perfect their appraisal rights must return the form to IEI within 40 days after the date the appraisal notice and form are sent. These forms should be returned to Peter Myerson, Secretary, International Electronics, Inc., 427 Turnpike Street, Canton, Massachusetts  02021.

•       Payment. Within 30 days of receipt of the properly completed form from the dissenting shareholder, IEI will pay in cash to the shareholder the amount IEI estimates to be the fair value of the shares (but not less than the highest price paid by RISCO) plus interest. A shareholder who does not agree with IEI’s determination of fair value must, within 30 days of receipt of the payment or offer of payment, notify IEI of that and provide IEI with the shareholder’s estimate of fair value of the shares. If the dispute remains unsettled after 60 days, IEI is required to commence an equitable proceeding and petition the court to determine the fair value of the shares (but not less than the highest price paid by RISCO) and accrued interest, or make payment to the shareholder of the fair value claimed by the shareholder plus accrued interest. The costs associated with the proceeding will be taxed upon the parties as the court deems equitable.

A copy of Part 13 of the Massachusetts Business Corporation Act is attached to this proxy statement as Annex C.

Interests of Directors and Officers in the Matter

IEI’s directors and executive officers have entered into, or participate in, as applicable, the various agreements and arrangements discussed below. In the case of each plan or agreement discussed below to which the term “change of control” applies, the consummation of the tender offer would constitute a change of control.

Cash Consideration Payable Pursuant to the Tender Offer.   If IEI’s directors and executive officers were to tender any shares of IEI’s common stock they own for purchase pursuant to the tender offer, they would receive the same cash consideration per share on the same terms and conditions as the other shareholders of IEI. As of March 22, 2007, IEI’s directors and executive officers beneficially owned in the aggregate 235,373 shares of IEI’s common stock (excluding options and warrants to purchase shares of IEI’s common stock). If the directors and executive officers were to tender all 235,373 of the shares beneficially owned by them for purchase pursuant to the tender offer, the tender price remained at $3.50 per share, and those shares were accepted for purchase and purchased by RISCO, the directors and officers would receive an aggregate of $823,805.50 in cash. To the knowledge of IEI, none of IEI’s executive officers, directors, affiliates or subsidiaries currently intends to tender shares held of record or beneficially owned by such person for purchase pursuant to the tender offer.

As of March 22, 2007, IEI’s directors and executive officers held options to purchase 236,333 shares in the aggregate, 82,500 of which were unvested, with exercise prices ranging from $1.17 to $3.07 and an aggregate weighted exercise price of $2.163 per share. Upon a change of control of IEI, which would occur upon consummation of the tender offer, pursuant to the terms of the option agreements between IEI and its directors and executive officers, all of such unvested options would automatically fully vest.

Employment Agreements.   John Waldstein has an employment contract with IEI which provides for certain compensation to be paid to him if he is discharged by IEI without cause, as defined, before the end of the term of his contract. Mr. Waldstein has a continuous three-year employment contract with a current minimum annual salary of approximately $201,541, subject to adjustment for inflation, plus an annual minimum bonus of $50,000 payable upon the achievement of specified goals and objectives. The salary and bonus of Mr. Waldstein is subject to performance reviews and annual adjustment as determined by IEI’s Compensation Committee.

If the employment of Mr. Waldstein is terminated by IEI without cause, including the election of a slate of Board of Director members not approved by Mr. Waldstein or a change in status as a result of an acquisition, merger or sale of assets (an “Acquisition”), IEI is obligated to pay at such termination an amount equal to his total salary and benefits to the conclusion of the contract period. In the event of an Acquisition of IEI, Mr. Waldstein’s base salary shall increase based on future adjustments for inflation. As of December 31, 2006, John Waldstein’s base salary to the conclusion of his contract period is approximately $604,623, plus future cost of living adjustments.

After an Acquisition of IEI, provided Mr. Waldstein continues his employment for at least a six-month period, and he subsequently voluntarily resigns, he shall be paid severance of one year’s compensation and benefits. For each additional six months that he works thereafter, in the event Mr. Waldstein subsequently voluntarily resigns, he shall be paid severance of an additional six months compensation and benefits provided any such severance payments shall not exceed three years of compensation.

In addition to the foregoing, IEI also made commitments to its executive officers requiring IEI to make payments to the officer if terminated as a result of an Acquisition. IEI has entered into written agreements with each of Peter Demakis and Christopher Hentschel to provide for this, and the board of directors of IEI has made a commitment to Robert Stewart that he would also receive these payments. As of December 31, 2006, the salaries of such executive officers represent an aggregate of approximately $399,100.

The acquisition of IEI that would result from RISCO’s completing the tender offer based on its current terms would constitute an Acquisition for the purposes of the agreements of IEI with Mr. Waldstein and the executive officers.

None of IEI’s directors or Named Executive Officers is party to a “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-B, and none of IEI’s directors or officers has been convicted in a criminal proceeding during the past ten years.

Information regarding the stock ownership of the directors and Named Executive Officers, along with each person’s name and principal business address, may be found below under the heading “Security Ownership of Certain Beneficial Owners and Management”, and apart from the stock option agreements disclosed below under that heading, none of the directors or Named Executive Officers is party to any contract, arrangement or understanding with any person with respect to securities of IEI. Apart from the employment agreement disclosed above for Mr. Waldstein, no director or Named Executive Officer has any arrangement or understanding with respect to any future employment by IEI or its affiliates, or with respect to any future transactions to which IEI or any of its affiliates will or may be a party. Additional information about the directors may be found below at “Item Two: Election of Director”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Set forth below is information concerning ownership of IEI’s common stock as of March 22, 2007 (i) by all persons known by IEI to own beneficially 5% or more of the outstanding common stock, (ii) by each director and Named Executive Officer of IEI and (iii) by all directors and executive officers as a group.

	Number of Shares		Percent of
	And Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership (1)		Owned
Executive Officers and Directors:
John Waldstein	267,405	(2)	14.7%
c/o International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts
Christopher Hentschel	30,301	(3)	1.7%
c/o International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts
Peter Demakis	30,000	(4)	1.7%
c/o International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts
Albert Janjigian	20,000	(5)	1.1%
116 Barnard Avenue
Watertown, Massachusetts
Robert Stewart	18,000	(6)	1.0%
c/o International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts
Les Charm	10,000	(7)	0.6%
Arthur M. Blank Center
Babson College
Babson Park, Massachusetts
Diane Balcom	9,500	(8)	0.5%
100 West Station Square Drive, Suite 500
Pittsburgh, Pennsylvania
All directors and executive officers as a group (7 persons)	385,206	(9)	21.3%
5% Shareholders:
Hummingbird Management, LLC	169,449	(10)	9.6%
460 Park Avenue, 12th Floor
New York, New York 10022

       (1) Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the shares set forth. No arrangements are known to IEI, which may result in a change in control. The number of shares shown does include shares which may be acquired through the exercise of options and warrants which are exercisable currently or within sixty (60) days after March 22, 2007.

       (2) Includes vested options to purchase 15,000 shares at $1.35 per share; 4,500 shares at $1.17 per share; 25,000 shares at $1.31 per share; 12,500 shares at $1.77 per share; and 7,000 shares at $1.70 per share. Excludes options, granted November 30, 2006, to purchase 25,000 shares at $3.01 per share and 20,000 shares at $2.00 per share, none of which shares are exercisable within sixty (60) days of March 22, 2007. Also includes 6,234 shares of common stock held by Mr. Waldstein’s wife. Mr. Waldstein disclaims beneficial ownership of these shares.

       (3) Includes vested options to purchase 7,000 shares at $1.35 per share; 3,333 shares at $1.64 per share; and 5,000 shares at $2.54 per share. Also includes 14,968 shares of common stock held jointly by Mr. Hentschel and his wife.

       (4) Includes vested options to purchase 30,000 shares at $2.75 per share. Excludes option, granted November 30, 2006, to purchase 5,000 shares at $2.00 per share, none of which shares are exercisable within sixty (60) days of March 22, 2007.

       (5) Includes vested options to purchase 10,000 shares at $3.07 per share. Excludes option, granted November 30, 2006, to purchase 7,500 shares at $2.00 per share, none of which shares are exercisable within sixty (60) days of March 22, 2007.

       (6) Includes vested options to purchase 10,000 shares at $2.37 per share; 3,000 shares at $2.30 per share; and 5,000 shares at $2.80 per share. Excludes option, granted November 30, 2006, to purchase 2,500 shares at $2.00 per share, none of which shares are exercisable within sixty (60) days of March 22, 2007.

       (7) Includes vested options to purchase 10,000 shares at $3.07 per share. Excludes option, granted November 30, 2006, to purchase 15,000 shares at $2.00 per share, none of which shares are exercisable within sixty (60) days of March 22, 2007.

       (8) Includes vested options to purchase 2,500 shares at $1.67 per share; 2,000 shares at $1.37 per share; and 2,000 shares at $2.81 per share. Excludes option, granted November 30, 2006, to purchase 7,500 shares at $2.00 per share, none of which shares are exercisable within sixty (60) days of March 22, 2007.

       (9) Includes vested options and warrants to purchase an aggregate 153,833 shares of IEI’s common stock granted at prices ranging from $1.17-$3.07 per share.

(10) Hummingbird Management, LLC (“Hummingbird”) acts as investment manager to the Tarsier Nanocap Value Fund, L.P. (“Tarsier”) and has sole investment discretion and voting authority with respect to the investments owned of record by Tarsier. Based solely on a Schedule 13D filed with the SEC, Hummingbird may be deemed to beneficially own the shares owned by Tarsier.

Except as set forth above, none of the directors or Named Executive Officers of IEI owns of record of shares of IEI that he or she does not beneficially own, and no associates of the directors or Named Executive Officers of IEI are the beneficial owners of shares of IEI. None of the directors or Named Executive Officers of IEI has purchased or sold any shares of IEI in the past two years, other than the purchase by Mr. Hentschel on September 6, 2005 of 2,000 shares at $1.36 per share in connection with the exercise of an option.

ITEM TWO:

ELECTION OF DIRECTOR

Shares represented by proxies in the enclosed form, unless the proxies otherwise direct, will be voted to elect Leslie Charm to a three-year term as a Class I Director to IEI’s board of directors and until his respective successor is chosen and qualified. Mr. Charm has consented to being named in this proxy statement as a nominee to be a Class I Director and to serving in that capacity, if elected.

The board of directors recommends that shareholders vote FOR the election of Leslie Charm as Class I Director on the board of directors to serve for a three-year term and until his successor is chosen and qualified.

The following table sets forth the name and age of each executive officer, director and nominee of IEI. The narrative following the table describes the principal employment of each executive officer, director and nominee. For each person presently serving as director, the table sets forth the date on which he/she was first elected director.

				Year
			Director	Current Term	Class of
Name	Age	Position with IEI	Since	Will Expire	Director
John Waldstein	52	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chairman of the Board of Directors and a Director	1982	2009	III
Diane Balcom	63	Director	1989	2008	II
Leslie Charm	62	Director	2005	2007	I
Albert Janjigian	60	Director	2005	2009	III
Peter Demakis	60	Chief Operating Officer	—	—	—
Christopher Hentschel	61	Vice President of Engineering	—	—	—
Robert Stewart	62	Vice President of Manufacturing	—	—	—

Directors of IEI hold office on the following basis and thereafter until their successors are chosen and qualified. There are three classes of Directors who serve on a staggered basis for three-year terms. The Class I Director will serve in office until the Special Meeting, and, if elected, will serve for a three-year term until the annual meeting of shareholders after January 1, 2010. The Class II Director will serve in office until the annual meeting to be held after January 1, 2008. The Class III Directors will serve in office until the annual meeting of shareholders to be held after January 1, 2009. The directors of IEI hold office until their successors are chosen and qualified. The following is a summary of the background of those individuals listed in the above table.

John Waldstein has been employed by IEI since 1978, has been Treasurer since March 1982, was Vice President between January 1983 and May 1988, Chief Financial Officer since February 1988, Chief Operating Officer from February 1988 to May 1988, President and Chief Executive Officer since May 1988, and Chairman of the Board of Directors since November 1990. Mr. Waldstein is a graduate of Harvard College.

Diane Balcom became a member of the board of directors in 1989. Since May 2005, Ms. Balcom has served as President of the Greater Pennsylvania Chapter of the Alzheimer’s Association, having served as Regional Director of the Chapter from December 2003 to May 2005. From June 2002 to November 2003, Ms. Balcom served as Director of Development of Achieva, a non-profit agency providing services for people with disabilities and their family members. From February 2001 to June 2002, Ms. Balcom served as an independent consultant to a variety of non-profit organizations in southwestern Pennsylvania. From October 1998 to February 2001, Ms. Balcom served as the Executive Director of the Pittsburgh Mercy

Foundation. Previously, she held the position of Director of Development for Children’s Hospital of Pittsburgh and Chapter Director of the Juvenile Diabetes Foundation of Western Pennsylvania. From January 1989 to August 1994, Ms. Balcom operated a consulting practice, which provided services related to private and public financing for small and medium-sized companies. From March 1987 to January 1989, she served as Vice President and Chief Financial Officer for Environmental Diagnostics, Inc., a publicly held company. Prior to that, Ms. Balcom held various senior management positions in Corporate Finance and Research for 13 years with brokerage firms on the West Coast.

Leslie Charm became a member of the board of directors in 2005. Leslie Charm has been, since 1972, a partner in the firm of Youngman & Charm, a firm specializing in assisting companies that are experiencing operating and/or financial problems and also advises entrepreneurs and established companies in the strategies involved in the growing of companies. From 1989 to the present, he has been a director of Moto Photo, Inc., a publicly held international franchisor of imaging centers that filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in November 2002. From 1994 until December 2005, he had been a director and served on the audit committee and the compensation committee of CreditRiskMonitor.com, Inc., which is a worldwide leading provider of real time financial information analysis and news created specifically for the corporate credit professional. Mr. Charm is an adjunct professor in entrepreneurial finance at Babson College and is a graduate of the Harvard Business School.

Albert Janjigian became a member of the board of directors in 2005. Mr. Janjigian is president of Expedeum, Inc., a consulting firm formed by him in 2000, which provides strategic and marketing support to companies in the high technology, security, fire alarm and building system industries. In 1970, Mr. Janjigian co-founded Detectronics, Inc., the security industry’s first national, then international, wholesale distribution organization. After the acquisition of Detectronics by ADT and its evolution into Aritech Corporation, he served as vice president and general manager until 1985. He subsequently joined Cerberus, a Swiss organization, as president of the company’s United States operations. In 1990, Mr. Janjigian became a principal at STAT Resources, a leading market research organization in the security industry. He served as president of the Security Industry Association from 1982 to 1986 and from 1992 to 1993. He participates in numerous security industry organizations and has frequently served as a security industry spokesperson in interviews with the national media. After graduating from Bowdoin College, Mr. Janjigian earned an MS degree and an MBA from Northeastern University’s Graduate School of Professional Accounting.

Peter Demakis has been IEI’s Chief Operating Officer since September 2003. From March 2002 to August 2003, Mr. Demakis was the Chief Financial Officer for Midland Farms Stores, Inc., a limited assortment supply grocery retailer. From March 1999 to November 2001, he was the Executive Vice President and General Manager for the Vantage Group, a direct marketing services organization. From November 1995 to December 1998, Mr. Demakis was the Vice President of Central Services for the Retail Division of Reebok International. Prior to these positions, Mr. Demakis held senior level positions in operations and finance. Mr. Demakis is a graduate of Stonehill College.

Christopher Hentschel has been IEI’s Vice President of Engineering since March 1995 and previously had been Chief Engineer since 1989. Before joining IEI, Mr. Hentschel was a founder and Vice President of Engineering of Guard Aware, Inc. Mr. Hentschel is a graduate of Wentworth Institute.

Robert Stewart has been IEI’s Vice President of Manufacturing since October 2003, and previously had been Director of Manufacturing from May 2003 to October 2003 and Manufacturing Engineering Manager from November 2000 to May 2003. Before joining IEI, from December 1997 to May 2000, Mr. Stewart was Group Plant Manager for AMP/Tyco Electronics, an electronics manufacturer. Prior to 1997, Mr. Stewart held several positions in the manufacturing field. Mr. Stewart is a graduate of Fairleigh Dickinson University.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During the fiscal year ending August 31, 2006, the board of directors held six meetings (including regularly scheduled and special meetings) and acted by written consent on five occasions. During fiscal 2006, each person who served as a director attended 75% or more of the total number of meetings of the board of directors and all committees of which he or she was a member.

Committees of the Board of Directors

The board of directors has an Audit Committee. The Audit Committee is comprised of Diane Balcom and Leslie Charm, both of whom have been determined by the board of directors to be independent, as defined by the rules of the Nasdaq Stock Market. The board of directors has determined that IEI has at least one audit committee financial expert serving on its audit committee. The Audit Committee selects and appoints IEI’s independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and approves the independent registered public accounting firm’s fees. The Audit Committee also reviews the independence of such registered public accounting firm from IEI’s management, and the quality and content of IEI’s annual and quarterly financial statements and IEI’s system of internal accounting controls. The Audit Committee also reviews such other matters with respect to its accounting, auditing and financial reporting practices as it may find appropriate or may be brought to its attention. The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), adopted by the board of directors. A copy of the charter may be found on IEI’s web site at http://www.ieib.com. In November 2002, the Audit Committee adopted a Policy on Reporting and Investigating Complaints relating to Corporate Reporting and Disclosure, Accounting and Auditing Controls and Procedures, and Securities Compliance pertaining to Fraud against Shareholders. In April 2003, the Audit Committee adopted a Policy on Pre-Approval of Audit and Non-Audit Services. The Audit Committee, during the year ended August 31, 2006, held six meetings and acted once by written consent.

IEI’s Compensation Committee of the board of directors is comprised of Leslie Charm and Albert Janjigian. The Compensation Committee is responsible for evaluating and approving the compensation arrangements for each of IEI’s executive officers, including the granting of options to purchase shares of common stock under IEI’s stock option plans. The Compensation Committee, during the year ended August 31, 2006, held one meeting and acted once by written consent.

IEI has no standing nominating committee. Thus, there is no charter. The independent directors of IEI, as determined by the board of directors pursuant to the rules of the Nasdaq Stock Market, performing the nominating function for IEI were Diane Balcom, Leslie Charm, and Albert Janjigian. All of the independent directors participate in the consideration of director nominees, and then recommend nominees to the board of directors. The view of the board of directors is that the addition of a standing nominating committee would add additional expense and process to IEI unnecessarily. The general criteria that the independent directors and the board of directors use to select nominees is: an individual’s reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of IEI; their willingness and ability to contribute positively to the decision-making process of IEI; their commitment to understand IEI and its industry and to regularly attend and participate in meetings of the board of directors and its committees; their interest and ability to understand the sometimes conflicting interests of the various constituencies of IEI, which include shareholders, employees, customers, governmental units, creditors and the general public; their ability to act in the interests of all stakeholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all IEI’s shareholders and to fulfill the responsibilities of a director. The board of directors will consider candidates recommended by shareholders using the same procedures and criteria it uses in evaluating its own candidates. The board of directors believes that the independent directors can recommend nominees meeting these criteria without a separate nominating committee. The independent directors have recommended to the board of directors the nomination of Mr. Leslie Charm.

Report of the Audit Committee

The Audit Committee’s purpose is to assist the board of directors in its oversight of IEI’s financial accounting, reporting and internal controls. The Audit Committee operates pursuant to the Audit Committee Charter approved by the board of directors.

Management is responsible for the preparation, presentation and integrity of IEI’s consolidated financial statements, the selection of appropriate accounting and financial reporting principles, and for the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee periodically meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, any matters noted with respect to IEI’s internal controls and the overall quality of IEI’s financial reporting.

In performing its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, Section 380), and Rule 2-07 of Regulation S-X. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm the independent accountants’ independence. The Audit Committee also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the auditors’ independence and has discussed with the auditors their independence.

Based upon the Audit Committee’s review and discussions as described above with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in IEI’s Annual Report on Form 10-KSB for the year ended August 31, 2006, as filed with the Securities and Exchange Commission on November 27, 2006.

Respectively submitted by the Audit Committee
Diane Balcom and Leslie Charm

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.” No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that IEI specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Shareholder Communications with the Board of Directors

The board of directors will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of IEI’s outside legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances.

Shareholders and other interested parties who wish to send communications on any topic to the board  of directors should address such communications to John Waldstein, Chairman of the Board of Directors, c/o International Electronics, Inc., 427 Turnpike Street, Canton, MA 02021.

Annual Meeting Attendance Information

Directors have not been expected to attend the Annual Meetings of Shareholders when the purpose of the meeting was the election of Directors because of the very low historic attendance at such meetings by shareholders and the expense of reimbursement of costs of such directors who would attend. Last year’s Annual Meeting of Shareholders was attended by one director.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, IEI has adopted a code of ethics that applies to its principal executive officer, chief operating officer and chief financial officer and accounting officers. A copy of the code of ethics can be obtained without charge by written request to Investor Relations Department, International Electronics, Inc., 427 Turnpike Street, Canton, MA 02021 and is also available on IEI’s website at http://www.ieib.com.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation for each of the last three fiscal years ended August 31, 2006, of IEI’s President and Chief Executive Officer, and the other executive officers of IEI who received at least $100,000 of compensation during any of these years (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation(2)
				All Other	Options
Name	Year	Salary	Bonus(3)	Compensation	(Shares)
John Waldstein(1)	2006	$191,909	$30,000	$13,620	—
President and	2005	183,421	—	23,001	—
Chief Executive Officer	2004	179,087	12,500	21,247	—
Peter Demakis	2006	141,346	12,500	—	—
Chief Operating	2005	125,000	—	—	—
Officer	2004	118,750	12,500	—	30,000
Christopher Hentschel	2006	130,000	—	—	—
Vice President of	2005	130,000	1,000	—	—
Engineering	2004	127,923	3,750	—	—
Robert Stewart	2006	131,346	6,500	—	—
Vice President of	2005	115,000	5,000	—	—
Manufacturing	2004	115,000	3,750	—	—

(1)          All other compensation represents the cost of a split dollar whole life insurance policy with a face value of $1,005,000, a term insurance policy with a face value of $1,000,000, and a long-term disability policy. IEI is a beneficiary of the whole life insurance policy to the extent of all premiums paid upon the death of John Waldstein. Mr. Waldstein may purchase the life insurance policies upon termination of his employment for the cash surrender value as of August 31, 2001. The split dollar whole life policy was cashed out by Mr. Waldstein in June 2006.

(2)          Does not include perquisites, which did not exceed 10% of annual salary.

(3)          Amount represents bonus earned during the applicable fiscal year, though paid in the following year.

IEI’s board of directors, commencing in fiscal 1993, established an annual bonus plan for officers and certain key employees. The available funds for the plan shall be up to five percent of income before taxes. The final amount and subsequent distribution to executive employees and officers shall be determined by IEI’s Compensation Committee.

Compensation on Involuntary Termination

As disclosed below under the heading “Interests of Directors and Officers in the Matter”, IEI has entered into agreements with its executive officers to provide for payments upon specified events.

Stock Option Grants

There were no option grants to any of the Executive Officers during the year ended August 31, 2006. Therefore, there are no hypothetical gains or “option spreads” to be calculated.

Year End Option Table

The following table sets forth information concerning the number and value of unexercised options and warrants held by them as of August 31, 2006. No named executive officer exercised any options or warrants in the fiscal year ended August 31, 2006.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

				Value of Unexercised
	Number of Unexercised			In-the-Money Options at
	Options at End of Fiscal 2006			End of Fiscal 2006(1)
Name	Exercisable		Unexercisable	Exercisable	Unexercisable
John Waldstein	74,000	(2)	—	$12,130	$—
Peter Demakis	30,000		—	—	—
Christopher Hentschel	15,333		—	—	—
Robert Stewart	18,000		—	—	—

(1)          Difference between the fair market value of the underlying common stock on August 31, 2006 and the exercise price.

(2)          Includes warrants to purchase 10,000 shares of common stock.

Compensation of Directors

Directors who are not executive officers receive $750 for each board of directors meeting and $500 for each Committee meeting that they attend in person or by telephone conference call. For the fiscal year ended August 31, 2006, directors’ fees were paid in the amounts of $5,000 to Mr. Charm, $10,000 to Mr. Janjigian, $5,000 to Ms. Balcom, and $4,000 to Mr. Paley who resigned as a member of the board of directors as of November 15, 2006.

OTHER INFORMATION

General

IEI’s Audit Committee engaged Wolf & Company, P.C., effective May 18, 2006, to serve as IEI’s independent registered public accounting firm in connection with the review of the quarter ended May 31, 2006, the audit of its consolidated financial statements for the fiscal year ending August 31, 2006, and the review of the quarters ending in fiscal 2007.

BDO Seidman, LLP (“BDO”) served as IEI’s independent registered public accounting firm since March 9, 2005 and completed the work for which it was engaged through the fiscal year ended August 31, 2005 and through the second quarter of 2006, though terminated as of May 18, 2006. BDO’s reports on the financial statements for the past fiscal year ended August 31, 2005 did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles, as previously disclosed in IEI’s Form 8-K/A filed on May 23, 2006. During the two most recent fiscal years preceding BDO’s termination and through the date of their termination, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports.

Deloitte & Touche, LLP (“Deloitte”) served as IEI’s independent registered public accounting firm since 1982 and completed the work for which it was engaged through the fiscal year ended August 31, 2004 and through the first quarter of 2005 but resigned as of February 25, 2005. Deloitte’s reports on the financial statements for each of the two fiscal years ended August 31, 2004 and 2003 that preceded its resignation did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles, as previously disclosed in the Company’s Form 8-K filed on March 7, 2005. During the two most recent fiscal years preceding Deloitte’s resignation and through the date of Deloitte’s resignation, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports.

No representative of either Wolf & Company, P.C., BDO or Deloitte is expected to attend the Special Meeting. A Wolf & Company, P.C. representative will be available by phone if necessary.

Principal Accountant Fees and Services

The following is a summary of the fees incurred by IEI from Wolf & Company, P.C., IEI’s principal accountant since May 18, 2006, BDO, IEI’s principal accountant from March 10, 2005 until May 18, 2006, and Deloitte, IEI’s principal accountant until February 25, 2005, for professional services rendered for the fiscal years ending August 31, 2006 and 2005:

Fee Category	Fiscal 2006 Fees (1)	Fiscal 2005 Fees
Audit Fees	$111,070	$145,270
Audit-related fees	—	—
Tax fees	3,750	—
All other fees	—	—
Total fees	$114,820	$145,270

(1)          Includes fees billed and estimated to be billed by Wolf & Company, P.C. in 2007 for the 2006 audit.

Audit Fees.   Consists of fees incurred for professional services rendered for the audit of IEI’s consolidated financial statements and for reviews of the interim consolidated financial statements included in IEI’s quarterly reports on Form 10-QSB and consents for filings with the Securities and Exchange Commission.

Audit-Related Fees.   Consists of fees billed for professional services that are reasonably related to the performance of the audit or review of IEI’s consolidated financial statements, but are not reported under “Audit Fees.”  IEI incurred no such fees during the fiscal year ended August 31, 2006 or fiscal year ended August 31, 2005 to its then-engaged principal accountant.

Tax Fees.   Consists of fees billed for professional services relating to tax compliance, tax reporting, tax advice and tax planning.

All Other Fees.   Consists of fees billed for all other services. IEI incurred no such fees during the fiscal year ended August 31, 2006 or fiscal year ended August 31, 2005 to its then-engaged principal accountant.

Audit Committee Pre-Approval

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal year 2006, no services were provided to IEI from Wolf & Company, P.C. or BDO, or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Proposals by Shareholders

Proposals of shareholders intended for inclusion in IEI’s proxy materials to be furnished to all shareholders entitled to vote at the 2008 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received at IEI’s principal executive offices not later than December     , 2007. Shareholders who wish to make a proposal at the 2008 Annual Meeting of Shareholders—other than one that will be included in IEI’s proxy materials—should notify IEI no later than February     , 2008. If a shareholder who wishes to present a proposal fails to notify IEI by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the  SEC’s proxy rules.

Other Matters

As of the date hereof, IEI has not been informed of any matters to be presented for action at the Special Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters come before the Special Meeting or any adjournment thereof, and are determined to be properly before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons named therein. Shareholders are urged to sign the enclosed form of proxy and return it at once in the envelope enclosed for that purpose.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires IEI’s executive officers, directors, and persons who own more than ten percent of a registered class of IEI’s equity securities to file reports of ownership with the

SEC. Executive officers, directors, and greater than ten-percent shareholders are required by SEC regulation to furnish IEI with copies of all Section 16(a) forms they file.

IEI believes that all filing requirements applicable under Section 16(a) to its executive officers, directors and 10% shareholders were complied with for fiscal 2006.

Expenses of Solicitation

All costs of solicitation will be borne by IEI. In addition to solicitations of proxies by mail, IEI’s directors, officers or other employees may solicit proxies by telephone or in person, but any such solicitations will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitations. In addition, IEI has retained Morrow & Co., Inc., New York, New York to assist with the solicitation of proxies at a cost estimated not to exceed $22,500, all fees and expenses of which will be paid by IEI. Up to       people may be employed by Morrow & Co., Inc. in connection with the solicitation of proxies for this Special Meeting. IEI estimates that approximately $          will be spent on this proxy solicitation. As of the date of this proxy, approximately $          has been expended by IEI in connection with this solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and IEI will reimburse them for their reasonable out-of-pocket costs. Under the Massachusetts Control Share Acquisition Statute, RISCO is required to pay IEI’s reasonable expenses in connection with the Special Meeting but not including the expenses of IEI incurred in opposing a vote to authorize voting rights for the shares acquired or proposed to be acquired by RISCO. RISCO has agreed to pay all reasonable expenses incurred by IEI in connection with the Special Meeting, but not including any expenses incurred opposing the vote to authorize voting rights for the shares that RISCO and its associates intend to acquire pursuant to the tender offer.

Financial Statements

A copy of IEI’s Annual Report for the fiscal year ending August 31, 2006 and IEI’s Form 10-QSB’s for the quarters ending November 30, 2006 and February 28, 2007 is being mailed to all shareholders herewith. The Annual Report and IEI’s Form 10-QSB are not to be regarded as proxy solicitation material. IEI’s Annual Report on Form 10-KSB for the fiscal year ended August 31, 2006 is also available without charge to each shareholder, upon written request to the Investor Relations Department at IEI’s principal executive offices at 427 Turnpike Street, Canton, MA  02021, and is also available at http://www.ieib.com.

“Safe Harbor” Statement Under The Private Securities Reform Act Of 1995

Statements in this document referring to the expected future plans and performance of IEI are forward-looking statements. Actual future results may differ materially from such statements. Factors that could affect future performance include, but are not limited to:  the loss of one of IEI’s large customers or the cancellation or deferral of purchases of IEI’s products; the loss of one of IEI’s distribution partners or the failure of the partner to devote adequate resources to the sale of IEI’s products; changes in general economic conditions; limitations imposed by IEI’s limited financial resources; IEI’s dependence on certain key employees; any failure by IEI to successfully select, develop, manufacture and market new products or enhance its existing products; fluctuations in IEI’s sales and operating results; IEI’s ability to successfully compete; the expense resulting to IEI from future investments and acquisitions and IEI’s ability to integrate acquired products, technologies or businesses; IEI’s ability to protect its intellectual property rights; the reliability of offshore production undertaken by IEI; IEI’s dependence upon sole source suppliers for certain key components; the risks associated with international sales; and the limited market for IEI’s common stock and the volatility of its share price.

Annex A

Massachusetts Control Share Acquisition Statute

CHAPTER 110D

REGULATION OF CONTROL SHARE ACQUISITIONS

Sec.

§      1.               Definitions.

§      2.               Applicability to Control Share Acquisition by Issuing Public Corporation.

§      3.               Control Share Acquisition Statement; Contents.

§      4.               Stockholder Meeting to Consider Voting Rights for Acquired Shares.

§      5.               Voting Rights of Acquired Shares; Authorization Requirements Effect of Absence of                     Authorization.

§      6.               Redemption of Acquired Shares.

§      7.               Stock Redemption by Shareholders Opposition Authorization of Voting Rights.

§      8.               Applicability of Chapter.

§   1.             Definitions.

As used in this chapter, the following words, unless the context clearly requires otherwise, shall have the following meanings:

(a)    “Associate”, any person who directly or indirectly controls or is controlled by, or is under common control with, a person who is acting or intends to act jointly or in concert with a person in connection with a control share acquisition, “control”, as used in this subsection meaning the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise; any corporation or organization of which a person is an officer, director or partner or in which a person performs a similar function; any direct or indirect beneficial owner of ten percent or more of any class or equity securities of a person; any trust or estate in which a person has a beneficial interest not represented by transferable shares or as to which a person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of a person, or any relative of such spouse, any one of whom has the same residence as such person.

(b)   “Beneficial ownership”, the sole or shared power to dispose or direct the disposition of shares or the sole or shared power to vote or to direct the voting of shares, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise. A person shall not be deemed to be a beneficial owner of shares as to which such person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote. A member of a national securities exchange shall not be deemed to be a beneficial owner of shares held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the shares to be voted but is otherwise precluded by the rules of such exchange from voting without instructions.

(c)(1)   “Control share acquisition”, the acquisition by any person of beneficial ownership of shares of an issuing public corporation which, but for the provisions of this chapter, would have voting rights and which, when added to all other shares of such corporation beneficially owned by such person, would entitle such person, upon acquisition of such shares, to vote or direct the voting of shares of such corporation having voting power in the election of directors within any of the following ranges of such voting power:

(i)             one-fifth or more but less than one-third of all voting power;

(ii)         one-third or more but less than a majority of all voting power; or

(iii)     a majority or more of all voting power.

If this chapter applies to an issuing public corporation at the time a person makes a control share acquisition, all shares of such issuing public corporation the beneficial ownership of which is acquired by such person with ninety days before or after the date on which such person makes an acquisition of beneficial ownership of shares which results in such control share acquisition, regardless of whether this chapter was in effect or applies to such corporation during such ninety day period, and all shares acquired by such person pursuant to a plan to make a control share acquisition, shall be deemed to have been acquired in the same control share acquisition for purposes of this chapter.

(2)   Subject to the provisions of the last paragraph of paragraph (1) of subsection (c), a “control share acquisition” shall not include the acquisition of beneficial ownership of shares acquired:

(i)    before June twenty-sixth, nineteen hundred and eighty-seven; provided, however, that the aggregate of shares of beneficial ownership of which is acquired before such date is within the range of voting power established by paragraph (1).

(ii)   pursuant to a contract to acquire shares existing before June twenty-sixth, nineteen hundred and eighty-seven;

(iii)  during any period after July fifteenth, nineteen hundred and eighty-seven that this chapter does not apply to the issuing public corporation pursuant to the provisions of section two;

(iv)  by will or pursuant to the laws of descent and distribution;

(v)    pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of this chapter;

(vi)  pursuant to a tender offer, merger or consolidation, but only if such tender offer, merger or consolidation is pursuant to an agreement of merger or consolidation to which the issuing public corporation is a party; or

(vii) directly from the issuing public corporation or a wholly-owned subsidiary thereof.

(3)   The acquisition of beneficial ownership of shares of an issuing public corporation does not constitute a control share acquisition if the acquisition is made by or from:

(i)    a person whose voting rights with respect to shares of such corporation were previously authorized by the stockholders of the corporation in compliance with this chapter, unless such acquisition, when added to all other shares of such corporation beneficially owned by the person making such acquisition, would entitle such acquiring person to vote or direct the voting of shares of such corporation having voting power in the election of directors in excess of the range of voting power within which all shares beneficially owned by such person whose voting rights were previously so authorized had voting power immediately following such authorization; or

(ii)   a person whose previous acquisition of beneficial ownership of shares of such corporation would have constituted a control share acquisition but for the provisions of paragraph (2) of subsection (c), unless such later acquisition, when added to all other shares of such corporation beneficially owned by the person making such acquisition, would entitle such acquiring person to vote or direct the voting of shares of such corporation having voting power in the election of directors in excess of the range of voting power within which the person who made such previous acquisition could exercise voting power immediately following such previous acquisition.

(d)   “Interested shares”, the shares of an issuing public corporation which are beneficially owned by:

(i)    any person who has acquired or proposes to acquire beneficial ownership of shares of such issuing public corporation in a control share acquisition;

(ii)   any officer of the issuing public corporation; or

(iii)  any employee of the issuing public corporation who is also a director of such corporation.

(e)             “Issuing public corporation”, a corporation to which paragraph (a) of section 17.01 of chapter 156D apply, a gas or electric company or combined gas and electric company to which section 3 of chapter 164 apply or an association or trust which pursuant to said section 3 of said chapter 164 owns beneficially a majority of the common stock of such a company; provided, however, that such issuing public corporation has:

(i)    two hundred or more stockholders of record; and

(ii)   its principal executive office or substantial assets within the commonwealth; and

(iii)  either: more than ten percent of its stockholders of record residing within the commonwealth; or more than ten percent of its issued and outstanding shares owned of record by residents of the commonwealth.

The record date for determining the percentages and numbers of stockholders and shares specified in this subsection shall be the last stockholder record date before the control share acquisition as to which the determination is being made or, if earlier, before the date on which a control share acquisition statement relating thereto is filed under the provisions of section three. A stockholder record date is the date fixed by the board of directors or, if applicable, the date when transfer books are closed by the board of directors, in connection with determining stockholders entitled to notice of and vote at a meeting, or to consent or dissent, to receive any dividend or other distribution, or for the purpose of any other lawful action. If a stockholder record date has not been fixed by the board of directors within the preceding four months, the determination shall be made as of the end of the issuing public corporation’s most recent fiscal quarter.

The residence of stockholder is presumed to be the address appearing in the records of the corporation. Shares held of record by brokers or nominees shall be disregarded for purposes of calculating the percentages and numbers specified in this subsection. Any shares of an issuing public corporation allocated to the account of any employee or former employee, or beneficiary of an employee or former employee, of such corporation and held in a plan that is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, and is a defined contribution plan within the meaning of section 414(i) of said Code shall be deemed, for the purposes of clause (iii), to be held of record by the employee, former employee or beneficiary to whose account such shares are allocated.

In the case of an issuing public corporation which is an association or trust, “references to articles of organization” mean the instrument or declaration of trust, references to “by-laws” include publicly announced resolutions of the directors; references to “directors”, the “clerk” and “assistant clerk” mean the individuals performing similar functions; and references to the “corporation” or “such corporation” mean the association or trust.

(f)    “Person”, any individual, corporation, partnership, unincorporated association or other entity, and any associate of any such person.

§   2.             Applicability to Control Share Acquisition by Issuing Public Corporation.

(a)   If the articles of organization or by-laws of an issuing public corporation provide, at the time of any control share acquisition which occurs prior to January first, nineteen hundred and eighty-eight, that this chapter shall apply to control share acquisitions of such corporation, shares of such corporation acquired in any such control share acquisition shall have only such voting rights as are authorized pursuant to the provisions of section five.

(b)   If the board of directors of an issuing public corporation has adopted a vote prior to any control share acquisition which occurs prior to January first, nineteen hundred and eighty-eight, that the provisions of this chapter shall apply to control share acquisitions of such corporation, shares of such corporation acquired in any such control share acquisition shall have only such voting rights as are authorized pursuant to the provisions of section five. Within thirty days after the adoption of any such vote, the corporation shall submit to the state secretary a certificate signed under the penalties of perjury by the president or a vice president and by the clerk or an assistant clerk setting forth a copy of such vote of the directors, the date of adoption of such vote, and a certification that such vote was duly adopted by the directors.

(c)   Unless the articles of organization or by-laws of an issuing public corporation provide, at the time of any control share acquisition which occurs on or after January first, nineteen hundred and eighty-eight, that the provisions of this chapter shall not apply to control share acquisitions of such corporation, shares of such corporation acquired in such control share acquisition shall have only such voting rights as are authorized pursuant to section five.

(d)   If the articles of organization or by-laws of an issuing public corporation are amended to provide that the provisions of this chapter shall not apply to control share acquisitions of such corporation, or to eliminate a provision that this chapter shall not apply to control chare acquisitions of such corporation, any such amendment shall apply only to control share acquisitions which occur after the effective date of such amendment.

(e)   No amendment to the articles of organization adopted by a corporation pursuant to this section shall give any stockholder appraisal rights under section 13.02 of chapter 156D.

§   3.             Control Share Acquisition Statement; Contents.

Any person who has made a control share acquisition or has made a bona fide written offer to make a control share acquisition may deliver to the issuing public corporation, personally or by registered or certified mail at its principal office, a control share acquisition statement which shall contain the following:

(i)    the identity of such person and any associate of such person who intends to acquire or has acquired beneficial ownership of shares of the issuing public corporation;

(ii)   a statement that such control share acquisition statement is being made and delivered pursuant to the provisions of this chapter;

(iii)  the number and class or series of shares of the issuing public corporation beneficially owned by such person and each associate of such person prior to the control share acquisition;

(iv)  the number and class or series of shares acquired or proposed to be acquired by such person pursuant to the control share acquisition and the range of voting power to which the control share acquisition is or, if consummated, would be subject pursuant to the provisions of subsection (c) of section one;

(v)    a description of the terms and conditions of the proposed or completed control  share acquisition, including but not limited to the prices paid by such person in the control share acquisition and the dates upon which the shares were acquired; and

(vi)  if the control share acquisition has not been completed, a representation by such person that such person has the financial capacity to consummate the proposed control share acquisition, together with a statement in reasonable detail of the material facts upon which such representation is based.

§   4.             Stockholder Meeting to Consider Voting Rights for Acquired Shares.

(a)   If the person delivering the control share acquisition statement so demands in writing contemporaneously with the delivery of such control share acquisition statement, the board of directors of the issuing public corporation, within ten days after the receipt of the demand, shall call a special meeting of stockholders for the purpose of considering whether voting rights shall be authorized for the shares acquired or to be acquired in the control share acquisition. The demand shall not be effective unless accompanied by an undertaking to pay the corporation’s reasonable expenses in connection with the special meeting but not including the expenses of the corporation incurred in opposing a vote to authorize voting rights for the shares acquired or proposed to be acquired in the control share acquisition. As promptly as reasonably practicable after the board has called the special meeting, the corporation shall give written notice of the special meeting to stockholders. Such notice shall be given not less than twenty days before the date of the special meeting. Unless the person delivering the control share acquisition statement and the corporation shall agree in writing to a later date, the special meeting shall be held not more than fifty days after the receipt by the corporation of the demand. If the person delivery the control share acquisition statement so requests in the demand, the special meeting shall be held no sooner than thirty days after receipt by the corporation of the demand.

(b)   If no demand respecting a special meeting of the issuing public corporation’s stockholders is made in accordance with subsection (a), consideration of the voting rights to be authorized for the shares acquired or to be acquired in the control share acquisition shall be presented at the next annual or special meeting of the corporation’s stockholders notice of which has not been given prior to the receipt by the corporation of the control share acquisition statement.

(c)   The notice to the issuing public corporation’s stockholders of any annual or special meeting at which the voting rights to be accorded shares acquired or proposed to be acquired in a control share acquisition are to be considered shall be directed to all stockholders of record of the issuing public corporation as of the record date set for such meeting. Such notice shall include or be accompanied by a copy of the control share acquisition statement received by the issuing public corporation pursuant to this chapter, notice of rights, if any, arising pursuant to section seven and such other information as the issuing public corporation deems appropriate.

§   5.                                                  Voting Rights of Acquired Shares; Authorization Requirements; Effect of Absence of Authorization.

Shares acquired in a control share acquisition shall have the same voting rights as all other shares of the same class or series of the issuing public corporation only to the extent authorized by vote of the stockholders of the issuing public corporation at any annual meeting of stockholders or special meeting of stockholders. Such authorization shall require the affirmative vote of the holders of a majority of all of the shares entitled to vote generally in the election of directors, excluding interested shares. Interested shares shall be disregarded for determining a quorum and shall not be entitled to vote with respect to such authorization. If no such vote is adopted, such shares shall regain their voting rights upon transfer of beneficial ownership of such shares to another person unless such transfer constitutes a control share acquisition by the acquirer, in which event the voting rights of such shares shall be subject to the provisions of this chapter.

§   6.             Redemption of Acquired Shares.

(a)   The articles of organization or by-laws of an issuing public corporation, by provision effective at the time of the occurrence of a control share acquisition, may authorize the redemption, at the option of such corporation but without requiring the agreement of the person who has made a control share acquisition, of all but not less than all shares acquired in such a control share acquisition, from such person for the fair value of such shares if:

(i)    no control acquisition statement has been delivered; or

(ii)   a control acquisition statement has been delivered and voting rights were not authorized for such shares by the stockholders in accordance with the provisions of section five.

(b)   Notice of such redemption shall be given by the issuing public corporation not later than sixty days after the date on which the stockholders of the issuing public corporation voted not to authorize voting rights for the shares to be redeemed, or if no control share acquisition statement has been delivered prior to the date on which notice of redemption is given by the issuing public corporation not later than, sixty days after the first date on which the board of directors of the issuing public corporation has actual knowledge of such control share acquisition.

(c)   For purposes of this section, fair value shall be determined as of the date on which stockholders of the issuing public corporation voted not to authorize voting rights for the shares to be redeemed, or, if no control acquisition statement is delivered, as of the date on which the issuing public corporation determines to make a redemption under this section. Such value shall be determined in accordance with procedures adopted by the issuing public corporation and without regard to the effect of the denial of voting rights under the provisions of section five.

§   7.             Stock Redemption by Shareholders Opposing Authorization of Voting Rights.

Unless otherwise expressly provided in an issuing public corporation’s articles or organization or by-laws in effect at the time of a control share acquisition of shares of such corporation, if voting rights are authorized for shares acquired in such control share acquisition in accordance with the provision of section 5 and, in such control share acquisition, the person making such control share acquisition has acquired beneficial ownership of shares that, when added to all other shares of such corporation beneficially owned by such person, entitle such person to vote, or direct the voting of, shares of such corporation having a majority or more of all voting power in the election of directors, each stockholder of record of such corporation, other than the person making such control share acquisition, who has not voted in favor of authorizing voting rights for the shares acquired in such control share acquisition may demand payment for his stock and an appraisal in accordance with the part 13 of chapter 156D, and such stockholder and such corporation shall have the rights and duties and follow the procedures set forth in that part as nearly as practical. For purposes of said part 13, the corporate action shall be deemed to have become effective on the later of the date such voting rights are authorized or the date on which such control share acquisition is made. For purposes of this section, fair value shall be determined as of the date on which the stockholders authorize voting rights for the shares acquired in such control share acquisition, but in no event it shall be less than the highest price per share paid by the person who made such control share acquisition in such control share acquisition. For purposes of said sections eighty-six to ninety-eight, inclusive, the corporate action shall be deemed to have become effective on the later of the date such voting rights are authorized or the date on which such control share acquisition is made. For purposes of this section, fair value shall be determined as of the date on which the stockholders authorize voting rights for the shares acquired in such control share acquisition, but in no event it shall be less than the highest price per share paid by the person who made such control share acquisition in such control share acquisition.

§   8.                                       Applicability of Chapter.

To the extent that this chapter is inconsistent with chapter 156D, 164, 182, the provisions of this chapter shall govern.

No provisions of this chapter shall be deemed to limit the power of an association or trust to amend its instrument or declaration of trust to the extent otherwise lawful.

Annex B

Control Share Acquisition Statement
Pursuant to § 3 of Chapter 110D
of the Massachusetts General Laws

1.                 Identity of Acquiror. Rokonet Industries, U.S.A., Inc., a New York corporation and wholly-owned subsidiary of RISCO Ltd. (the “Acquiror”), intends to acquire all of the outstanding capital stock of International Electronics, Inc., a Massachusetts corporation (the “Public Corporation”).

2.                 Statement of Applicability. This statement is a Control Acquisition Statement made and delivered pursuant to Pursuant to § 3 of Chapter 110D of the Massachusetts General Laws (the “Control Share Statute”).

3.                 Statement of Ownership. The Acquiror is the beneficial owner of 500 shares of common stock of the Public Corporation, par value $0.01 per share (the “Common Stock”), which the Acquiror purchased for $1.60 per share.

4.                 Statement of Intended Acquisition. The Acquiror intends to acquire all of the outstanding shares of Common Stock of the Public Corporation, on a fully diluted basis (comprised of 1,738,931 shares of outstanding Common Stock, options to acquire 262,133 shares of Common Stock and warrants to acquire 20,167 shares of Common Stock in the Public Corporation’s Quarterly Report on Form 10QSB filed with the Securities Exchange Commission on January 11, 2007), subject to the terms and conditions set forth in Section 5 below. Such shares constitute 100% of the voting power of the Public Corporation’s outstanding capital stock. The Acquiror has commenced a tender offer under Rule 14d-1 of the Securities Exchange Act of 1934, as amended, to acquire such shares of Common Stock, the details of which are set forth in the Acquiror’s Offer to Purchase filed with the Securities Exchange Commission on March 6, 2007 on Schedule TO (as amended from time to time, the “Offer to Purchase”).

5.                 Statement of Certain Terms and Conditions. The Acquiror intends to acquire all of the outstanding Common Stock of the Public Corporation for a price per share of $3.50, payable in cash following the consummation of such acquisition. The Acquiror’s offer is currently subject to the following conditions, which Acquiror reserves the right to amend or waive at any time or from time to time as described in more detail in the Offer to Purchase:

•       At least 66 2/3% of the outstanding shares of Common Stock (assuming exercise of all derivative securities regardless of exercise or conversion price, the vesting schedule or other terms and conditions of those securities) are validly tendered and not withdrawn prior to the expiration of the Offer to Purchase;

•       (i) The articles of organization or bylaws of the Public Corporation are amended, effective prior to the consummation of the Offer to Purchase, to provide that the Control Share Statute does not apply to the Public Corporation, (ii) the Control Share Statute is declared inapplicable to any shares acquired as a result of the Offer to Purchase and any subsequent merger or other business combination or (iii) the holders of a majority of the outstanding shares of Common Stock entitled to vote at a meeting of the Public Corporation’s stockholders (other than those held by the Acquiror or any director of the Public Corporation who is also an officer of the Public Corporation) authorize voting rights for the shares of Common Stock acquired as a result of the Offer to Purchase and any subsequent merger or other business combination as contemplated by § 5 of the Control Share Statute;

•       (i) Prior to the acceptance for payment of shares of Common Stock pursuant to the Offer to Purchase, the Public Corporation’s Board of Directors approves the Offer to Purchase and any

B-1

subsequent proposed merger or other business combination, (ii) there are validly tendered prior to the expiration of the Offer to Purchase and not withdrawn a number of shares of Common Stock which, together with the shares of Common Stock then owned by the Acquiror, would represent at least 90% of the shares of Common Stock outstanding on the date thereof (excluding shares of Common Stock owned by certain employee stock plans and persons who are directors and also officers of the Public Corporation) or (iii) a determination that Chapter 110F of the Massachusetts General Laws and other similar laws are inapplicable to any merger or other business combination involving the Acquiror and the Public Corporation; and

•       Satisfaction of the other conditions set forth in the Offer to Purchase.

6.                 Statement of Financial Capacity. The acquisition by the Acquiror of all of the outstanding Common Stock of the Public Corporation is not subject to any financing condition. The Acquiror has the financial capacity to consummate the proposed acquisition in the form of cash on hand or borrowings under its available credit facilities or from its parent company, RISCO Ltd.

ROKONET INDUSTRIES, U.S.A., INC.
By:	/s/ Moshe Alkelai
Name: Moshe Alkelai
Title: Chairman of the Board

B-2

Annex C

Part 13 of Chapter 156D Massachusetts General Laws

PART 13

Subdivision

A.              Right to Dissent and Obtain Payment for Shares

B.               Procedure for Exercise of Appraisal Rights

C.               Judicial Appraisal of Shares

Subdivision A.
Right to Dissent and Obtain Payment for Shares

Sec.

§      13.01.       Definitions.

§      13.02.       Right to Appraisal.

§      13.03.       Assertion of Rights by Nominees and Beneficial Owners.

§   13.01.     Definitions.

In this part the following words shall have the following meanings unless the context requires otherwise:

“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a)   listed on a national securities exchange,

(b)   designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

(c)   listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

“Person”, any individual, corporation, partner-ship, unincorporated association or other entity.

“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder”, the record shareholder or the beneficial shareholder.

§   13.02.     Right to Appraisal.

(a)   A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1)   consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all share-holders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of share-holders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2)   consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

(3)   consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i)    his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii)   the sale or exchange is pursuant to court order; or

(iii)  in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4)   an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:

(i)    creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii)   creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

(iii)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv)  excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v)    reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5)   an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6)   any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7)   consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of Part 9; or

(8)   consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of Part 9.

(b)   Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c)   Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d)   The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(i)    the proposed action is abandoned or rescinded; or

(ii)   a court having jurisdiction permanently en-joins or sets aside the action; or

(iii)  the shareholder’s demand for payment is withdrawn with the written consent of the corporation.

(e)  A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

§   13.03.     Assertion of Rights by Nominees and Beneficial Owners.

(a)   A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record share-holder’s name under this subsection shall be deter-mined as if the shares as to which the record share-holder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b)   A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1)   submits to the corporation the record share-holder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2)   does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Subdivision B.
Procedure for Exercise of Appraisal Rights

Sec.

§      13.20.       Notice of Appraisal Rights.

§      13.21.       Notice of Intent to Demand Payment.

§      13.22.       Appraisal Notice and Form.

§      13.23.       Perfection of Rights; Right to Withdraw.

§      13.24.       Payment.

§      13.25.       After-Acquired Shares.

§      13.26.       Procedure if Shareholder Dissatisfied With Payment or Offer.

§   13.20.     Notice of Appraisal Rights.

(a)   If proposed corporate action described in sub-section (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b)   In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

§   13.21.     Notice of Intent to Demand Payment.

(a)   If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1)   shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2)   shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

§   13.22.     Appraisal Notice and Form.

(a)   If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b)   The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1)   supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the share-holder did not vote for the transaction;

(2)   state:

(i)    where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii)   a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii)  the corporation’s estimate of the fair value of the shares;

(iv)  that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v)    the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in sub-clause (ii) of this subsection; and

(3)   be accompanied by a copy of this chapter.

§   13.23.     Perfection of Rights; Right to Withdraw.

(a)   A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b)   A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c)   A shareholder who does not execute and re-turn the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

§   13.24.     Payment.

(a)   Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b)   The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1)   financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)   a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3)   a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

§   13.25.     After-Acquired Shares.

(a)   A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) subsection (b) of section 13.22.

(b)   If the corporation elected to withhold payment under subsection (a) it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1)   of the information required by clause (1) of subsection (b) of section 13.24:

(2)   of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3)   that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4)   that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5)   that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c)   Within 10 days after receiving the share-holder’s acceptance pursuant to subsection (b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d)   Within 40 days after sending the notice de-scribed in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

§   13.26.     Procedure if Shareholder Dissatisfied With Payment or Offer.

(a)   A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that share-holder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b)   A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Subdivision C.
Judicial Appraisal of Shares

Sec.

§      13.30.       Court Action.

§      13.31.       Court Costs and Counsel Fees.

§   13.30.     Court Action.

(a)   If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b)   The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c)   The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e)   Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the share-holder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.

§   13.31.     Court Costs and Counsel Fees.

(a)   The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b)   The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)   against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2)   against either the corporation or a share-holder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c)   If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d)   To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

TO PRESERVE YOUR APPRAISAL RIGHTS, COMPLETE AND MAIL OR FAX THIS FORM TO:

Peter Myerson, Secretary
International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts 02021

FAX NO.:

To be effective, your completed form must be received before the shareholders vote on May   , 2007, and your shares must not be voted in favor of voting rights for RISCO.

NOTICE TO PRESERVE APPRAISAL RIGHTS

I am a shareholder of INTERNATIONAL ELECTRONICS, INC. (“IEI”). I understand that if the shareholders of IEI approve voting rights for RISCO Ltd. and its affiliates and associates (“RISCO”) and RISCO then acquires a majority control of IEI in a Control Share Acquisition, I may be entitled to demand appraisal of my shares and to receive at least as much for them as the highest price paid by RISCO, plus interest.

In order to preserve my rights to do that, I hereby give notice of my intention to demand appraisal if voting rights for RISCO are approved and RISCO acquires majority control of IEI.

This notice simply preserves my rights, and does not commit me to do anything in the future. I will not be required to demand appraisal, and can sell my shares at any time, including to RISCO if I want.

I understand that IEI will advise me of the next steps I need to take if I want to demand appraisal.

Shareholder Name:
(Printed Name)

Shareholder Address:

Number of Shares:
Name of Broker (if you have your Shares at a broker):

Signature

Signature (if more than one owner)

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED APRIL 18, 2007

INTERNATIONAL ELECTRONICS, INC.

Special Meeting in Lieu of Annual Meeting of Shareholders to be held on May     , 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints John Waldstein and Sari Reich and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of International Electronics, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting in Lieu of the Annual Meeting of Shareholders to be held on May   , 2007, at 10:00 a.m. local time, at [                      ], and at all adjournments thereof, upon matters set forth in the Notice of Meeting and Proxy Statement dated April    , 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AGAINST THE AUTHORIZATION OF VOTING RIGHTS FOR THE SHARES THAT RISCO ACQUIRES IN THE TENDER OFFER, ANY SHARES THEREAFTER BENEFICIALLY ACQUIRED IN SUCH “CONTROL SHARE ACQUISITION” AND THE 500 SHARES OF COMMON STOCK NOW HELD BY RISCO OR ITS ASSOCIATES, AND FOR THE ELECTION OF THE CLASS I DIRECTOR.

☒	Please mark votes as in this example
☐	Please Mark Here for Address Change or Comments. See Reverse Side.

1.                 If Rokonet Industries, U.S.A., Inc. purchases shares of IEI common stock, pursuant to its currently outstanding tender offer for at least 66-2/3% of such shares at a per share price of $3.50 (as such offer, including such minimum amount and such price, may be amended from time to time) the shares so acquired, as well as any shares thereafter beneficially acquired in such “control acquisition” and the 500 shares of common stock previously acquired by Rokonet, shall be entitled to the same voting rights as all other shares of common stock.

☐	For	☐	Against	☐	Abstain

Under the Massachusetts Control Share Acquisition Statute, “interested shares” are not entitled to vote on this matter. In this matter, “interested shares” are those beneficially owned by:

•       RISCO Ltd. or any associate of RISCO Ltd.;

•       any officer of IEI; or

•       any employee of IEI who is also a director of IEI.

PLEASE STATE WHETHER OR NOT YOU ARE THE BENEFICIAL OWNER OF “INTERESTED SHARES”.

☐	Yes	☐	No

IF YOU HAVE ANY QUESTIONS ABOUT WHETHER YOUR SHARES ARE “INTERESTED SHARES”, PLEASE CONTACT _________.

2.                 To elect one (1) Class I Director to serve for a three-year term.

                           Nominee: 01 Leslie Charm

☐	For	☐	Withheld

I/We will attend the meeting.   ☐   YES      ☐      NO

Signature	Signature	Date

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A company or partnership must sign its full name by authorized person.

FOLD AND DETACH HERE